UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

HERBORIUM GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-25277	88-0353141
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)	Number)

3 Oak Street, Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 836-2424

Pacific Magtron International Corp. 1600 California Circle, Milpitas, California 95035

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. This information may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Herborium, Inc. (“Herborium”) and Pacific Magtron International Corp. (“PMIC”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve current assumptions and projections about future events and describe Herborium’s and PMIC’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Herborium’s and PMIC’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including but not limited to, adverse economic conditions, inability to attract prospective new customers or certain existing customers, intense competition including the entry of new competitors, adverse federal, state or local government regulation, including limitations on our claims relating to the benefits of our products, loss of suppliers, inadequate capital and/or inability to raise financing, risk of litigation, adverse publicity and news coverage of Herborium and/or the industry, inability to hire and/or retain key executives, inflationary factors and other specific risks alluded to elsewhere in this Report. Your attention is directed to the Risk Factors section in Item 2.01 of this Current Report on Form 8-K. The forward-looking statements contained herein speak only as of the date hereof and except as required by applicable laws, PMIC undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Background

On May 11, 2005, Pacific Magtron International Corp., a Nevada corporation (“PMIC”), and its wholly-owned subsidiaries Pacific Magtron, Inc., a California corporation (“PMI”), Pacific Magtron (GA), Inc., a Georgia corporation (“PMIGA”), and LiveWarehouse, Inc., a California Corporation (“LW”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Proceedings”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”).

PMI and PMIGA liquidated in the Bankruptcy Proceedings pursuant to an order of the Bankruptcy Court entered on January 30, 2006. On August 11, 2006, the Bankruptcy Court entered an order confirming the amended plans of reorganization of PMIC and LW. The PMIC and LW plans of reorganization contemplated that LW would be reorganized and remain a wholly-owned subsidiary of PMIC. The plans also contemplated a merger involving Herborium, Inc. (“Herborium”) and permitted PMIC and LW to delay the effective date of the plans for thirty days if necessary to consummate the merger. The plans further contemplated that in connection with the merger with Herborium, all of the existing shares of common stock, par value $.001 per share, of PMIC, would be cancelled, and new stock would be issued. The plans of reorganization for PMIC and LW became effective on September 18, 2006, as described more fully below under Item 2.01 of this Current Report on Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Merger

On September 18, 2006, PMIC completed the acquisition of Herborium, a Delaware corporation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among PMIC, LW, and Herborium. A copy of the Merger Agreement is filed as Exhibit 2.3 to this Current Report on Form 8-K. The principal terms of the merger are disclosed below in Item 2.01, which disclosures are incorporated by reference herein. Prior to entering into the Merger Agreement, John E. Donahue, our sole director prior to the merger, served as a financial consultant to Herborium without compensation.

Employment Agreements

On September 18, 2006, PMIC entered into an employment agreement with Dr. Agnes P. Olszewski to serve as our President, Chief Executive Officer and Acting Chief Financial Officer and James P. Gilligan to serve as a consultant/executive officer. Pursuant to the terms of Dr. Olszewski’s employment agreement, she will not work full-time for the company until we have raised a minimum of $1,250,000. Pursuant to the terms of his agreement, Dr. Gilligan is not required to join us on a full time basis as our Co-President and Chief Operating Officer until six months after we have raised a minimum of $2,500,000. Additional information with respect to our new directors and officers is provided in Item 2.01 under Directors and Executive Officers. The employment agreements of Drs. Olszewski and Gilligan are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Principal Terms of the Reverse Merger

Pursuant to the Merger Agreement, on September 18, 2006, we completed the acquisition of Herborium through a reverse triangular merger in which Herborium was merged with and into LW, our wholly-owned subsidiary, with Herborium being the surviving corporation. Herborium is now a wholly-owned subsidiary of ours, and its business (which is described below) is now our only business. Pursuant to the plans of reorganization, on the effective date of the merger, all of our outstanding shares of common stock was cancelled. We have issued, or will issue, new shares of authorized but previously unissued shares of common stock, par value $.001 per share, as follows:

•	the former stockholders of Herborium will receive an aggregate of 92,282,018 shares of our common stock in exchange for 100% of their equity interests in Herborium;

•	the holders of shares of common stock of PMIC into which PMIC’s Series A Convertible Preferred Stock, par value $.001, had been converted will receive 800,000 shares of our common stock;

•
the stockholders of record of Advanced Communications Technologies, Inc. (“ACT”), our 61.56% majority stockholder prior to our reorganization, will receive an aggregate of 7,454,300 shares of our common stock in exchange for ACT’s equity interest in us; this amount does not include 500,000 shares that will be placed in escrow for unexpired PMIC stock option and stock warrant grants and 1,750,000 shares that will be escrowed for certain of PMIC’s former executives pursuant to the terms of a settlement agreement; and

•	the stockholders of record of PMIC as of August 11, 2006 will receive an aggregate of 4,030,762 shares of our common stock in exchange for their issued and outstanding 4,030,762 shares of PMIC.

Immediately prior to the merger, PMIC had outstanding 10,485,062 shares of common stock, 600 shares of our Series A Convertible Preferred Stock that were converted into 800,000 shares of common stock, and 100,000 warrants to purchase common stock and options to purchase 20,000 shares of common stock.

All shares of the capital stock of Herborium and LW issued and outstanding immediately prior to the effective time of the merger were converted into one share of common stock, which we own.

Following the merger, the ownership interest on a fully-diluted basis of our issued and outstanding common stock will be as follows:

•	the stockholders of ACT and certain of PMIC’s former executive officers will own 10.55%;

•	the former holders of PMIC’s Series A Convertible Preferred stock will own 0.74%;

•	the former holders of PMIC’s common stock other than ACT will own 3.71%; and

•	the former stockholders of Herborium will own 85%.

Effective on the date of the merger, PMIC changed its name to Herborium Group, Inc. and adopted the November 30 year end of Herborium for accounting purposes as described in Item 5.03 of this Current Report on Form 8-K. In connection with the merger, we also changed our principal executive office to those of Herborium, which are located at 3 Oak Street, Teaneck, New Jersey 07666.

Concurrently with the closing of the merger, the sole director of PMIC, John E. Donahue, resigned from the Board of Directors, and Martin Nielson and Anthony Lee resigned their respective positions as PMIC’s Chief Executive Officer and Chief Financial Officer. Upon the closing of the merger, in accordance with the plans of reorganization of PMIC and LW, Dr. Agnes P. Olszewski, Dr. James P. Gilligan, Wayne I. Danson and Max G. Ansbacher became members of our Board of Directors. Upon the closing of the merger and in accordance with the plans of reorganization of PMIC and LW, Dr. Agnes P. Olszewski became our President, Chief Executive Officer and Acting Chief Financial Officer until a full time Chief Financial Officer or comptroller is appointed, and we entered into a consulting/employment agreement with Dr. James P. Gilligan. Pursuant to the terms of Dr. Olszewski’s employment agreement, she will not work full-time for the company until we have raised a minimum of $1,250,000. Pursuant to the terms of his consulting/employment agreement, Dr. Gilligan is not required to join us on a full time basis as our Co-President and Chief Operating Officer until six months after we have raised a minimum of $2,500,000. Additional information with respect to our new directors and officers is provided in below in this Item 2.01 under Directors and Executive Officers.

Concurrently with the closing of the merger, John E. Donahue and Wayne I. Danson, the directors of LW resigned from the Board of Directors. Concurrently with the closing of the merger, in accordance with the plans of reorganization of PMIC and LW, Mr. Ansbacher and Mr. Danson were appointed to the Board of Directors of our subsidiary Herborium where they joined Drs. Olszewski and Gilligan. Concurrently with the closing of the merger, Mr. Danson and Anthony Lee resigned from their respective positions as the Chief Executive Officer and Chief Financial Officer of LW. Drs. Olszewski and Gilligan are the executive officers of Herborium and will remain the executive officers of our subsidiary following the merger.

For accounting purposes, the merger is being accounted for as a reverse merger, since we were a shell company prior to the merger, the former stockholders of Herborium now own a majority of the issued and outstanding shares of our common stock, and the co-founders of Herborium became our directors and have or will become our executive officers. Accordingly, Herborium is treated as the acquiror in the merger, which is treated as a recapitalization of Herborium, and the pre-merger financial statements of Herborium will now be deemed to be our historical financial statements.

Form 10 Disclosure - Description of Herborium

Prior to closing of the merger, PMIC was a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Accordingly, set forth below is the information that would be required if pre-merger Herborium were filing a general form for registration on Form 10 under the Exchange Act.

Unless otherwise indicated or the context otherwise requires, all references below to “we,” “us,” “Herborium” and the “Company” are to PMIC (now known as Herborium Group, Inc.), together with Herborium, its wholly-owned subsidiary.

Corporate History

Herborium, Inc. was incorporated in the State of Delaware in November 2000 and has one wholly-owned, but dormant subsidiary, Herborium.com Inc., a Delaware corporation. In June 2002, Herborium, Inc. merged with G.O. International, Inc., a consulting firm specializing in business strategies for pharmaceutical industry and global technology transfer that was founded by Drs. Olszewski and Gilligan. Drs. Olszewski and Gilligan also own a dormant UK entity, Herborium UK, LLC. Herborium has engaged in research, development and marketing of botanical supplements since its inception, and prior to the merger, funded its operations by equity investments and loans from its founders, Drs. Olszewski and Gilligan, of approximately $380,000, funding from friends and family of approximately $125,500, a revolving credit facility and cash generated by gross profit from sales.

PMIC was originally incorporated in the State of Nevada under the name of Wildfire Capital Corporation (“Wildfire”) in January 1996. Wildfire closed its marketing operations in the fall of 1997. In July 1998, the Board of Directors of Wildfire recommended the acquisition of Pacific Magtron, Inc. ("PMI") to Wildfire's shareholders. PMI, a California corporation incorporated on August 11, 1989, had established itself in the computer products wholesale distribution industry as a privately held company. The shareholders of Wildfire and PMI approved the transaction, and Wildfire issued 9,000,000 shares of its common stock in consideration for all of the outstanding shares of PMI. As a result, the former shareholders of PMI became the controlling shareholders of Wildfire. No securities were registered in connection with the transaction. Immediately prior to the transaction, Wildfire effected a two-for-three reverse stock split of its 1,500,000 outstanding shares of common stock. Upon consummation of the acquisition, Wildfire changed its name to Pacific Magtron International Corp., and PMI continued its business operations as a wholly-owned subsidiary of PMIC. In August 2000, PMIGA was incorporated in the State of Georgia to distribute PMI’s products in the eastern United States. In December 2001, LW was incorporated as a wholly-owned subsidiary of PMIC, to provide consumers a convenient way to purchase computer products via the internet.

On December 10, 2004, Theodore S. Li and Hui “Cynthia” Lee, the holders of a collective majority interest in PMIC, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with ACT, a vertically integrated technology services company. Pursuant to the Stock Purchase Agreement, Mr. Li and Ms. Lee sold ACT an aggregate of 6,454,300 shares of the common stock of PMIC, representing 61.56% of the then issued and outstanding common stock of PMIC, for the aggregate purchase price of $500,000. Upon taking control of PMIC, ACT discovered that PMIC and its subsidiaries did not have assets and cash flow sufficient to continue operations as organized, faced reduced or possible loss of available lines of credit from certain third party suppliers and vendors and were thus unable to continue their business operations.

Bankruptcy Proceedings

On May 11, 2005, PMIC and its wholly-owned subsidiaries, PMI, PMIGA and LW, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada. PMI and PMIGA liquidated in the Bankruptcy Proceedings pursuant to an order of the Bankruptcy Court entered on January 30, 2006. On August 11, 2006, the Bankruptcy Court entered an order confirming the amended plans of reorganization of PMIC and LW. The PMIC and LW plans of reorganization contemplated that LW would be reorganized and remain a wholly-owned subsidiary of PMIC and contemplated the merger with Herborium.

Subject to a permissible delay of thirty days, the effective date of the LW plan of reorganization was to be the first business day after ten days from the confirmation order, and the effective date of the PMIC plan of reorganization was to be the seventh business day after the effective date of the LW plan. In accordance with the plans, PMIC and LW delayed the effective dates of their respective plans for thirty days in order to consummate the merger of Herborium with and into LW. On September 14, 2006, the Bankruptcy Court granted us an extension to delay the effective date of the plans until September 18, 2006. The plans of reorganization of PMIC and LW as confirmed by the Court and the confirmation order are filed as Exhibits 2.1 and 2.2, respectively, to PMIC’s Current Report on Form 8-K filed on August 16, 2006 and are incorporated herein by reference.

On or about the effective date of September 18, 2006, allowed priority claims and allowed unsecured claims against LW were paid in full. LW distributed all of its remaining cash to PMIC. Non-insider creditors holding allowed unsecured claims against PMIC received a fifty percent initial distribution (on a pro-rata basis) on account of such claims. On the effective date, ACT contributed $50,000 on behalf of PMIC’s stockholders to effectuate the plan of reorganization, and Herborium was merged with and into LW, with Herborium as the surviving corporation. As of the effective date, shares of PMIC’s issued and outstanding common stock were cancelled and converted into the right to receive new shares of our common stock. Prior to the effective time of the merger, PMIC fell within the definition of a “shell company” under the Exchange Act.

Following is a summary of the classification and treatment of claims and interest under the plans of reorganization for PMIC and LW.

PMIC
Class One	Priority claims were paid in full in cash (and held in escrow pending settlement).
Class Two	Unsecured claims were paid in cash in an amount equal to 50% of the claim amounts.
Class Three	The claim of the Internal Revenue Service was determined to be $0.
Class Four
No distributions were made with respect to the claims of Mr. Li and Ms. Lee, former executives of PMIC. Mr. Li and Ms. Lee received an aggregate of $325,000 in cash and will receive 1,750,000 shares of our common stock pursuant to a settlement agreement entered into by and among PMIC, LW, ACT on its own behalf and as the Estate Representative of the liquidating estates of PMI and PMIGA, Encompass Group Affiliates, Inc., Wayne Danson, Martin Nielson, Mr. Li and Ms. Lee. The terms and conditions of the settlement agreement are disclosed in PMIC’s Current Report on Form 8-K filed on August 16, 2006, which disclosures are incorporated by reference herein.

Class Five	The claim of the Hartford Insurance Company for pre-petition workers compensation premiums for employees of PMI was disallowed.
Class Six
These claims represent the equity interests of the stockholders of PMIC other than the holders of Series A Preferred Convertible Stock. The stockholders of PMIC will receive shares of our common stock in exchange for their shares of existing PMIC common stock, which were cancelled. With respect to the claims of ACT, 7,454,300 shares of our common stock will be issued directly to the stockholders of ACT (including 500,000 shares will be placed in escrow for unexpired PMIC stock option and stock warrant grants).

Class Seven
These claims represent the equity interest of the holders of PMIC’s Series A Convertible Preferred Stock, which was converted into 800,000 shares of PMIC common stock. The 800,000 shares of PMIC common stock were cancelled, and the holders of those shares will receive 800,000 shares of our common stock representing 0.74% of our issued and outstanding stock on a fully-diluted basis.

LW
Class One	Priority claims were paid in full in cash.
Class Two	Unsecured claims were paid in full in cash.

General

We provide unique, natural and complementary healthcare related products to consumers and healthcare professionals seeking alternative answers to the management of healthcare issues not currently met by standard Western medicine. Our products are botanical supplements comprised of unique herbal formulations. We select products that have a record of clinical efficacy and safety established in China; however, these products have not been evaluated according to standards of clinical efficacy and safety applicable to pharmaceutical products sold in the United States and other countries, and because these products are herbal-based, they are not recognized as pharmaceuticals by the Federal Drug Administration (the "FDA").

Our business model is based on:

•	owning and/or marketing unique products with established clinical history in their country of origin, and

•	a proactive approach to meeting the regulatory changes and challenges of the new healthcare marketplace.

Product Strategy

Our products address healthcare issues that many consumers do not believe are treated satisfactorily by conventional pharmaceuticals and, thus, satisfy niche market demands resulting from the gap between consumer’s healthcare issues and currently available treatment options. Our products are presently classified by the FDA as dietary supplements and are regulated by the Dietary Supplement Health and Education Act of 1994 ("DSHEA”).

We seek to distinguish our company from the marketers of traditional herbal supplements and vitamins, as well as those focused on traditional pharmaceuticals and "over-the-counter" drugs, by offering “bridge products,” which we define as botanical supplements with a record of clinical efficacy and safety established in the country of origin. To date our initial products have been tested in China. Our business model takes advantage of the newly emerging opportunities afforded by changing FDA perspectives with respect to botanical supplements. The present regulatory environment now encourages the performance of clinical studies of botanical supplements. Through clinical testing, we expect to confirm the positive outcomes initially demonstrated in China that will enable us to make claims about the efficacy of our products. Successful completion of clinical studies would allow advertising claims of “clinically proven” greatly enhancing our advertising campaigns and facilitating marketing efforts. To pursue clinical studies with respect to our products, we have developed preliminary collaborative relationships with proactive medical institutions, such as Johns Hopkins University, New York University Dermatological Clinic and Columbia Presbyterian Hospital in the U.S. and the Traditional Chinese Medicine Institute in Hong Kong. We will not be able to pursue any such clinical studies without adequate financing, and we presently have no commitments or understandings to receive such financing. We believe that if we are able to obtain sufficient financing to conduct such clinical studies in the U.S. we will have the opportunity to establish and maintain a differential advantage over our competitors through clinical validation and a proactive regulatory strategy.

We also believe that if we are able to obtain sufficient financing we can further enhance our differential advantage over our competitors by planning pharmaceutical grade quality control and quality assurance standards for our products.

We believe that if we obtain sufficient financing to pursue our objectives, our company should be poised to take advantage of the accelerating domestic and global interest in botanical and alternative therapies. The U.S. Department of Health and Human Services, National Center for Health Statistics, estimates that U.S. public spends between $36-$47 billion on “complementary and alternative” therapies (Complementary and Alternative Medicine Use Among Adults: United States, 2002 by Patricia M. Bames and Eve Powel-Griner; Advance Data No. 343, May 27, 2004). A survey conducted by the National Center For Complimentary and Alternative Medicine as a part of NHIS studies in 2002 reported that 49.8% of U.S. adults use various forms of alternative and complementary therapies, with 19% of adults using natural products including herbal medicines. In a recent national survey, 64% of doctors reported that they have recommended complementary therapies to their patients (New York, NY, September 7, 2005). Finally, during the closing weeks of the 105th Congress, Senator Tom Harkin, the ranking member of the U.S. Senate Appropriations Subcommittee, shared with his colleagues a report developed by the Institute for Alternative Futures. The document noted that at the present, complementary and alternative approaches to health and medicine are among the fastest growing aspects of health care, and that while in 1990, one-third of the U.S. population used some form of alternative approach to health care, by the year 2010 it is expected that at least two-thirds of the population will use some form of alternative health care approach.

Products on the Market

Following is a description of our products. Applicable regulatory requirements are described below under the caption Regulation.

AcnEase® is currently the only product that we have on the market. AcnEase® is a traditional Chinese herbal remedy composed of a proprietary blend of all natural substances. We market AcnEase® for improving conditions typically associated with acne and rosacea. Based on Chinese herbal therapy, AcnEase® seeks to address the cause of skin-related problems. According to traditional Chinese medicine, the ingredients in AcnEase® decrease “heat” in the body which, practitioners of traditional Chinese medicine believe, affect bodily functions, resulting in, among other things, gastrointestinal discomfort and skin blemishes. In Western terms, the ingredients comprising AcnEase® appear to decrease sebaceous gland secretions. AcnEase® does not simply address the external symptoms, as do topical solutions and antibiotics. AcnEase® is taken in tablet form. Typically, 8-12 tablets per day are recommended.

AcnEase® is typically used by consumers suffering from acne and rosacea. Acne is a disease of the sebaceous hair follicles. The rapid growth of bacteria in combination with the accumulated sebum cause the follicle to enlarge and can result in a mild form of non-inflammatory acne, known as comedones. Acne may progress to inflammatory lesions that are red in color called papules, pustules and nodules. Nodules or cysts are the most advanced and severe form of acne. An estimated 50 million people (13 million adults) in the U.S. suffer from acne. Currently, the only FDA-approved drug to treat the causes of acne is accutane (isotretinoin). Accutane has many serious side effects, and physicians currently require that patients sign a consent form before prescribing this drug. People of all races and ages get acne. It is most common in adolescents and young adults. An estimated 80 percent of all people between the ages of 11 and 30 have acne outbreaks at some point. For most people, acne tends to go away by the time they reach their thirties; however, some people in their forties and fifties continue to have this skin problem (source: National Institute of Arthritis and Musculoskeletal and Skin Diseases http://www.niams.nih.gov/hi/topics/ acne/acne.htm#acne_d). Many of the over-the-counter acne products are topical, including benzoyl peroxide, and only address the overt clinical manifestation of acne. Side effects of topical agents may include dry and flaky skin, irritation, and redness. Prescription pharmaceutical products include broad-spectrum antibiotics, which non-specifically kill bacteria associated with acne. Systemic antibiotics, such as tetracycline and minocycline, are the mainstays of acne therapy. The use of systemic antibiotics for the treatment of acne is in disfavor with many physicians due to the development of resistant strains of bacteria. For severe, persistent cases of acne, Retin-A cream (tretinoin) and Accutane are often recommended. Both products are retinoid derivatives, are costly and have a multitude of side effects. Accutane is a known potent teratogen and strictly contraindicated in women not practicing a proven method of birth control. Recent information has also indicated that Accutane may induce depression. As a result, the FDA recommends that special caution be used when prescribing this medication to teenagers and may even consider more severe restrictions.

Rosacea is characterized by facial flushing due to dilatation of blood vessels that occurs in middle-aged men and women. According to the National Rosacea Society, approximately 14 million adults in the United States suffer from rosacea (http://www.rosacea.org/). The cause of rosacea is unknown. It affects adults who are typically in their 30s and 40s, especially those with fair-skin, blue eyes and of Celtic origin (http://www.niams.nih.gov/hi/topics/rosacea/rosacea.htm#ros_b). The standard therapy for rosacea involves the use of a systemic oral antibiotic, such as tetracycline, minocycline and erythromycin, in combination with a topical antibiotic gel. Isotretinoins, also known under the brand names Accutane or Roaccutane, are sometimes considered alternatives to oral antibiotics, especially in cases of papopustular rosacea. In 1989, Metronidazole was the first topical treatment approved for the treatment of rosacea and is used to reduce rosacea flare-ups once the disease is brought under control. If rosacea progresses to a severe stage, dilated blood vessels that become distended under the surface of the skin, known as telangiectasis, appear. Treatment options for telangiectasis are limited to corrective surgery or mixed light pulse therapy, known as Photoderm, which directs a series of light pulse to the dermal layer of the skin stimulating collagen synthesis and resulting in a thickening of the skin and decreasing the visible signs of rosacea.

Our product, AcnEase®, is a unique herbal supplement which has been shown in studies conducted in China to improve skin conditions associated with juvenile acne and adult acne and rosacea. AcnEase® has no known side effects unlike antibiotics or retinoid derived products.

Clinical trials of the efficacy of AcnEase® in patients with acne have been performed in China. In these trials, approximately 95% of the patients aged 15 to 30 responded to AcnEase®. In patients aged 31 to 45, the level of effectiveness was approximately 80%. Based on anecdotal experience in the U.S. market, AcnEase has proven to be especially effective in addressing skin conditions associated with cystic acne or androgen induced acne in women. In addition, AcnEase® has demonstrated a high satisfaction rate among our present and past customers in the U.S. and U.K. who number approximately 25,000. Over the last four years of operations, fewer than 5% of our customers have returned AcnEase®, which we back with a 100% guarantee. In clinical studies performed in China and according to customer surveys, users typically respond within 2-3 weeks of their first use of AcnEase® and become blemish-free within four to six weeks.

AcnEase® also has demonstrated efficacy in improving conditions associated with rosacea in studies conducted in China. Customers with symptoms of rosacea have been using AcnEase® since 2001. Responses from our customers show that 85% of our customers suffering from rosacea have experienced improvements in facial flushing, itchy gritty eyes, acne and gastric reflux.

In December 2004, AcnEase® was featured in New Generalist, a publication of the Royal College of Medicine of London. In July 2005, it was presented in Dermatology, an English language European journal of Dermatology as the only all natural acne therapeutic product.

We selected AcnEase® as our business model prototype to demonstrate our ability to identify herbal-based products and bring them to the mainstream marketplace in the U.S. and U.K. We launched AcnEase® in 2001. For the last three fiscal years, AcnEase® contributed approximately 98% of Herborium’s revenues. Herborium’s annual revenues in 2004 and 2005 were approximately $762,371 and $866,773, respectively. AcnEase® has demonstrated high brand recognition, consistently ranking in the top three acne products searched on Google and Yahoo.

Since 2001, we have been the exclusive worldwide distributor of AcnEase® under an existing license agreement. As these agreements do not explicitly set forth the extent of our exclusive rights with AcnEase®, our exclusivity rights may be subject to limitation or termination in the future.

Currently, we purchase AcnEase® manufactured on our behalf by our licensor, AH USA. Since 2004, AcnEase® tablets have been manufactured in the U.S.

Our business plan contemplates our future acquisition of the intellectual property rights related to AcnEase® including the formulation thereof, under an agreement with AH USA. In the event that we are able to purchase the formulation and other intellectual property rights relating to AcnEase®, AcnEase® would be manufactured in the U.S. on our behalf. In that event, all herbs for AcnEase® would be sourced from China using our contacts in Beijing. Such herbs would come from suppliers that practice cGAP (current Good Agricultural Practice) and the quality and identity confirmed by a herbalist/pharmacognocist. Routine quality control (QC) and identity tests would be performed on the raw materials. All extractions would initially be performed at audited facilities in China (PRC) or Hong Kong. The extracts would then be shipped to the U.S. where QC analysis and all final product manufacturing testing and release would be performed in contract labs. Packaging and labeling would also be performed using contract manufacturers.

Pipeline Products

We have a number of other products in varying stages of development for which we will need additional time and financing before introduction to the market. These products include:

AcnEase® Skin Management System: This series of products will include a cleanser, toner, moisturizer, mask and topical acne treatment product.

Sexual Health Products: Our sexual health series line includes all natural products that address selected sexual disorders resulting from cardiovascular disease, use of anti-depressants, surgical procedures and other problems.

Energy Restoration Products: These products will address overall depletion of energy due to competitive sports, high-level stress, extensive sexual activities, as well as other conditions that are physically demanding on a long-term or temporary basis.

Additional Products: We have also researched expanding our line to include additional products in the areas of liver disease (including liver damage due to Hepatitis and Cirrhosis), prostate health for benign prostate hyperplasia (BPH), women’s health for perimenopausal symptoms, cardiovascular concerns and diabetes. We do not expect to be able to develop these products and bring them to market until we have raised substantial financing.

Marketing and Distribution

We pursue a multi-channel marketing and distribution strategy using a strong brand-building approach and information-driven strategy. We maintain a visible Internet presence and foster partnerships with selected traditional and non-traditional health care providers, nutraceutical and supplement sales channels, as well as high quality consumer products and service providers in the U.S. and abroad.

We sell products in the U.S., the United Kingdom and Continental Europe. Our long term plans include expanding into the Indian, Chinese and Australian markets after sufficient financing is received by our company. In the U.K., we subcontract with a firm, State of Play LLC, that handles order fulfillment, marketing and customer services for our customers in the U.K. and European Union. We also maintain relationships with advisors in Beijing and Shanghai, PRC.

Manufacturing

We plan to become a fully-integrated company by establishing our own manufacturing and development capabilities at such time as we receive sufficient financing. If we obtain the rights to begin manufacturing our products, we intend to manufacture our products using contract manufacturing companies that are GMP compliant. Quality Control analysis will be contracted during the initial stages of development, though at an appropriate point in time QC may be taken in house. Currently, we outsource our manufacturing and packaging functions to produce and package our products.

The state of the art for the processing and sourcing of many herbs still resides in Asia. Through our network, we have contacts that can oversee the manufacturing of select products in China. Samples and initial batches of one of our sexual health products have been made for us in China because the product is manufactured using proprietary process and enrichment steps, as well as raw materials that are sourced in China. Initial batches of certain of our sexual health and energy restoration products are currently manufactured in the United States through several contract manufacturers and we expect will continue to be made in the U.S. after we begin marketing the products. AcnEase® is also manufactured in the United States. Sourcing of the raw materials can be from several suppliers in either the United States or Asia.

Raw Materials

Raw materials for AcnEase® and one of our sexual health products are obtained from China. Raw materials can be obtained from several suppliers. We have an arrangement with Botanic Century in Beijing to work as an agent for the procurement of herbs and in some instances processing and testing of the raw materials. In addition, we retain CMM consultants (Oxford UK) to perform similar services. In the case of the sexual health product, it is not only the raw materials that are important but also the extraction and enrichment process that is proprietary. Final product manufacturing and release testing (QC) can eventually be performed in the United States following sourcing of the active ingredients in China. Raw materials for another of our sexual health products in the pipeline can be obtained from suppliers in the United States. All extractions are performed in the United States as is final production manufacturing packaging and labeling.

Intellectual Property

All of our existing and pipeline products are presently protected by trade secrets. Some of our products may qualify for patent protection that will involve the ingredients, ratios of ingredients, and specific fractions for extracts of ingredients and/or an extraction process.

The key method of protection for our products at the current time is through trade secrets relating to:

•	ingredients (content and amount),
•	part of plant used,
•	ratio of ingredients,
•	preparation and enrichment of ingredients, and
•	proprietary extraction procedures.

We intend to source ingredients from different companies to make certain no single entity has a list of all ingredients. All subsequent processing is performed at separate factories. We believe trade secrets are the best method at this time to protect herbal based products.

Working Capital Items

We carry varying amounts of inventory. We do not extend payment terms to customers or provide wholesale customers any rights to return merchandise. Retail customers in the U.S. are provided with a 100% money-back guarantee; however, the rate of returns is de minimus.

Major Customers

Due to the fragmented market, we do not have any one customer that accounts for 10% or more of consolidated revenues.

Competition

Our direct corporate competitors are primarily nutraceutical companies, including specialty retailers, supermarkets, large chain discount retailers, drug store chains and independent drug stores, health food stores, on-line merchants, and mail order companies. Indirect competition also includes healthcare-focused online marketers. Some of our more prominent competitors include General Nutrition Centers, Inc., NBTY, Inc., Invite Health, Vitamin World and Vitamin Shoppe. The vast majority of products distributed by nutraceutical and herbal supplement companies are targeted towards dieting and weight management, body building supplementation, dietary or vitamin supplements and personal care products. These products represent the commodity approach to satisfying the markets needs and a selected few qualify as proprietary and unique formulations with intellectual property value. To our knowledge, no other botanical supplement targeting a specific health issue currently entertains national brand recognition. In addition, the herbaceutical sector is highly fragmented. We believe that the rudimentary stage of development for this sector, in conjunction with our superior products and pipeline, provides us an opportunity for growth, including acquisitions, and the ability to assume a leadership position in the sector in a relatively short period of time.

Regulation

We have determined that all of our existing and proposed products are dietary supplements as defined under federal statutes and regulations of the FDA. Neither nutritional supplements nor dietary supplements require FDA or other governmental approval prior to their marketing in the United States. No governmental agency or other third party makes a determination as to whether our products qualify as nutritional supplements, dietary supplements, or neither. We make this determination based on the ingredients contained in the products and the claims made for the products. The processing, formulation, packaging, labeling and advertising of such products, however, are subject to regulation by one or more federal agencies including the FDA, the Federal Trade Commission, the Consumer Products Safety Commission, the Department of Agriculture and the Environmental Protection Agency. Our activities also are subject to regulation by various agencies of the states and localities in which its products are sold. We markets products that are covered under FDA regulations for Dietary Supplements.

Federal Food, Drug, and Cosmetic Act

The FDA, pursuant to the Federal Food, Drug, and Cosmetic Act (“FFDCA”), regulates the formulation, manufacturing, packaging, labeling, distribution and sale of dietary supplements. The FDA has broad authority to enforce the provisions of the FFDCA applicable to foods and dietary supplements, which by definition is a sub-category of foods. The FDA’s powers include (i) issuing a public “Warning Letter” notifying a company that a product is not in compliance with FDA regulations, (ii) publicizing information about an illegal product, (iii) requesting a voluntary recall of an illegal product from the market, (iv) requesting the Department of Justice to initiate civil seizure and/or injunction actions, (v) seeking and receiving consumer redress, and (vi) initiating criminal proceedings in the U.S. federal courts.

Under the FFDCA, all labels and labeling claims must be truthful and non-misleading. As a general rule, advertising for dietary supplements is regulated by the FTC. Labeling for these products is regulated by the FDA. Nevertheless, the FDA takes the position that, in addition to the FTC, the FDA also has jurisdiction to review Internet websites and mail order catalogs as it considers these forms of media to be labeling. Moreover, the FDA has been known to review advertising for dietary supplements to help it determine the intended use of the product being advertised. Non-compliance with the FDA regulation could lead to, among other things, injunctions, product withdrawals, recalls, and product seizures.

Dietary Supplement Health and Education Act of 1994

Dietary Supplements is a classification of products resulting from the enactment of the Dietary Supplement Health and Education Act of 1994 ("DSHEA") in October 1994. Our dietary supplement products are subject to DSHEA. DSHEA amended and modified the application of certain provisions of the FFDCA as they relate to dietary supplements, and required the FDA to promulgate regulations consistent with DSHEA. The provisions of DSHEA are generally favorable to the dietary supplement industry and define dietary supplements and dietary ingredients; establish a new framework for assuring safety; outline guidelines for literature displayed where dietary supplements are sold; provide for the use of claims and nutritional support statements; require ingredient and nutrition labeling; and grant the FDA the authority to establish regulations concerning good manufacturing practices (“GMPs”).

DSHEA defines a dietary supplement to include any product (other than tobacco):

(i)
intended to supplement the diet that bears or contains one or more of a vitamin, mineral, herb or other botanical, amino acid, substance to supplement the diet by increasing the total dietary intake, or any concentrate, metabolite, constituent, extract, or combination of any such ingredient, provided that such product is either intended for ingestion in tablet, capsule, powder, soft gel, gelcap, or liquid droplet form, or

(ii)	if not intended to be ingested in such form, is not represented for use as a conventional food or as a sole item of a meal or the diet, and

(iii)	is labeled as a dietary supplement.

A dietary supplement, which contains an ingredient not on the market before October 15, 1994 (a “new dietary ingredient”) adulterates the product under the FFDCA unless there is evidence of a history of use or other evidence of safety establishing that it will reasonably be expected to be safe. The practical effect of such an expansive definition is to ensure that the new protections and requirements of DSHEA will apply to a wide class of products.

Under DSHEA, companies that manufacture and distribute dietary supplements are allowed to make any of the following four types of statements with regard to nutritional support on labeling without FDA approval:

(i) a statement that claims a benefit related to a classical nutrient deficiency disease if it discloses the prevalence of such disease in the United States;

(ii) a statement that describes the role of a nutrient or dietary ingredient intended to affect the structure or function of the body;

(iii) a statement that characterizes the documented mechanism by which a nutrient or dietary ingredient acts to maintain the structure or function; or

(iv) a statement that "describes general well-being" from consumption of a nutrient or dietary ingredient.

In addition to making sure that a statement meets one of these four criteria, a manufacturer of the dietary supplement must have substantiation that such statement is truthful and not misleading, must not claim to diagnose, mitigate, treat, cure, or prevent a specific disease or class of diseases, and for structure/function claims, must contain the following disclaimer, prominently displayed in boldface type: "This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease."

Under its authority granted by DSHEA, the FDA has proposed GMPs specifically for dietary supplements. These new GMPs, when finalized, will be more detailed than the GMPs that currently apply to dietary supplements and may, among other things, require dietary supplements to be prepared, packaged and held in compliance with certain rules (including quality control provisions) similar to the GMPs applicable to drugs. There can be no assurance that, if the FDA adopts GMPs for dietary supplements, we and/or our suppliers will be able to comply with the new rules without incurring substantial expenses that might have a material adverse effect on our consolidated financial position or results of operations.

As a formulator, distributor and marketer of dietary supplements, we are subject to the risk that one or more of the ingredients in our product may become subject to regulatory action in the future.

The Federal Trade Commission

The FTC exercises jurisdiction over the advertising of dietary supplements and foods and has the authority over both “deceptive” and “unfair” advertising and other marketing practices. In addition to its broad investigative powers, the FTC has the power to initiate administrative and judicial proceedings against a company and may also seek a temporary restraining order or preliminary injunction against a company pending the final determination of an action. The FTC’s remedies also include consumer redress, civil and criminal penalties.

Our advertising and sale of our dietary supplements is subject to regulation by the FTC under the Federal Trade Commission Act (the “FTCA”). The FTCA prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. The FTCA provides dissemination or causing to be disseminated any false advertisement pertaining to drugs or foods (which would include dietary supplements) is an unfair or deceptive act or practice. Under the FTC’s “substantiation doctrine”, an advertiser is required to have a “reasonable basis” for all objective product claims before the claims are made. Failure to substantiate claims adequately may be considered a deceptive or unfair practice. Pursuant to this FTC requirement, we are required to have adequate substantiation for all advertising claims made for our products at the time such claims are made.

Research and Development

We limit the amount of expenditures relating to the development of new products through the use of co-licensing and co-development. We estimate that 30-35% of our revenues are spent annually on research and development expenditures.

Environmental Compliance

We are not aware of any administrative or other costs incurred which are directly related to compliance with environmental laws, and we have not experienced any other significant effect from the impact of environmental laws.

Employees

We presently have one full-time employee. whose principal responsibility is product order fulfillment. Dr. Olszewski, our President, Chief Executive Officer and Acting Chief Financial Officer does not currently devote her full time to us and will not do so until such time as we raise at least $1,250,000 in financing. Dr. Gilligan will assume full-time employment with us as our Co-President and Chief Operating Officer within six months after the date that we raise at least $2,500,000 in financing. Prior to such time, he will serve as a consultant to us.

Property

Currently, we maintain our office at the home of our President and Chief Executive Officer, Dr. Olszewski, at 3 Oak Street, Teaneck, New Jersey 07666. Fulfillment and customer service are performed from space at 985 Carteret Ave. in Union, New Jersey, the home of Dr. Gilligan. We also rent warehouse space to house inventory in New Jersey.

Financial Information About Geographic Areas

For last three fiscal years, we have served the U.S. and United Kingdom/European Union markets. The largest foreign market is the U.K., followed by the combined E.U. Revenues from each geographic area are described below.

	Approximate Percentage of Total Sales
Fiscal Year/ Interim Period Ended:	U.S.	U.K./E.U.
November 30, 2004	78%	22%
November 30, 2005	80%	20%
6 Months Ended May 31, 2006	75%	25%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements in the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Current Report on Form 8-K constitute "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act")) relating to us and our business, which represent our current expectations or beliefs including, but not limited to, statements concerning our operations, performance, financial condition and growth. The Act may, in certain circumstances, limit our liability in any lawsuit based on forward-looking statements that we have made. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations are forward-looking statements. Without limiting the generality of the foregoing, words such as "may,” “believes,” ”expects,” "anticipates,” "could,” "estimates,” “grow,” “plan,” "continue," “will,” “seek,” “scheduled,” “goal” or “future” or the negative or other comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as credit losses, dependence on management and key personnel, variability of quarterly results, our ability to continue our growth strategy, changes to the regulatory landscape and competition, certain of which are beyond our control. Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks or uncertainties. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.

Because of the risks and uncertainties associated with forward-looking statements, you should not place undo reliance on them. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

The following discussion should be read in conjunction with the audited financial statements and notes thereto for the fiscal years ended November 30, 2005 and 2004 filed as Exhibit 99.1 to this Current Report on Form 8-K and the risks described under the caption “Risk Factors” immediately following below .

FINANCIAL CONDITION

We had net losses of $105,234 and $36,329 during the six months ended May 31, 2006 and 2005, respectively. As of May 31, 2006, we had cash and current assets of $5,129 and $64,763, respectively, and current liabilities of $520,031, with obligations aggregating $99,093 for trade creditors and accrued expenses, $125,049 and $179,818 payable for credit card and lines of credit obligations, respectively, and $167,157 due to stockholders. We believe that our available current assets will be sufficient for the next twelve-month period to meet our working capital needs.

To date we have not obtained adequate equity and debt financing to enable us to implement our business plan. As a result of the lack of financial resources, a condition unfavorably impacting us since inception, revenue and profitably have not increased as we believe would have otherwise been the case. Without sufficient financing, we have not been able to (i) acquire ownership of several products, particularly the intellectual property rights to and formulation of, our principal product, AcnEase®, (ii) market and promote our products, (iii) conduct certain clinical trials that would further such marketing and promotional activities and (iv) hire additional employees.

As described elsewhere in this Form 8K, we have merged into PMIC and thereby became a publicly traded corporation; however, we have not closed, nor obtained a commitment for, the financing that was originally contemplated to close contemporaneously with the closing of the merger. During the three and six months ended May 31, 2006, revenue growth was adversely affected by the time and attention we devoted to the merger and related financing initiatives.

RELATED PARTY TRANSACTIONS

During the six months ended May 31, 2006, the Company's due to stockholders increased by to $17,714.

COMPARISON OF THE SIX MONTHS ENDED MAY 31 2006 TO THE SIX MONTHS ENDED MAY 31 2005

Overall Results of Operations

For the six months ended May 31 2006, we incurred a net loss of $140,942, an increase of $104,613 from the net loss of $36,329 for the comparable prior year period. The increase in net loss in the fiscal 2006 compared to fiscal 2005 period is attributable principally to an increase in operating expenses, as well as a decrease in gross profit.

Sales

Net sales for the six months ended May 31 2006 were $386,984 compared to $411,804 for the six months ended May 31 2005. The decrease of $24,820, or 6%, can be attributed to decrease in sales of AcnEase in the United Kingdom (“UK”) due to a temporary leave of absence on the part of our local sales representative.

Gross Profit

Gross profit decreased to $201,451 for the six months ended May 31 2006 compared to $220,039 for the six months ended May 31 2005, or $18,588 and 8.4%, with gross margin decreasing to 52.1% from 53.4% for the period. The decrease in gross profit is principally attributable to the decrease in sales, as well as a slight decrease in gross margin.

Operating Expenses

Total operating expenses increased by $81,771, or 34.5%, to $318,931 for the six months ended May 31 2006, from $237,160 for the six months ended May 31 2005, principally attributable to an increase in payroll expenses of $57,948 due principally to officer salary expense accrued but not paid, audit expense of $35,000 and an increase in marketing and promotion expenses of $17,246, offset by a decrease in UK-related commission and other expenses of $20,963, principally the result of lower sales in the UK.

Other Income (Expense)

Interest expense increased to $21,949 from $17,257 for the six months ended May 31, 2006 as compared with the six months ended May 31, 2005, or $4,692, due principally to increases in interest rates payable for credit card and lines of credit debt outstanding in the current period.

COMPARISON OF THE FISCAL YEAR ENDED NOVEMBER 30, 2005 TO THE FISCAL YEAR ENDED NOVEMBER 30, 2004

Overall Results of Operations

For the fiscal year ended November 30, 2005, we incurred a net loss of $105,234, a decrease of $186,487 from the net loss of $291,792 for the fiscal year ended November 30, 2004. The net loss for the fiscal year ended November 30, 2004 included a non-cash charge of $108,466 to set up a valuation allowance to offset 100% of a deferred tax asset. The decrease in net loss in fiscal 2005 compared to fiscal 2004 is also attributable to an increase in gross profit due to increased net sales and a decrease in operating expenses in the fiscal year ended November 30, 2005 compared to the earlier period.

Sales

Net sales for the fiscal year ended November 30, 2005 were $866,773 compared to $762,371 for the fiscal year ended November 30, 2004. The increase of $104,402, or 13.7%, can be attributed to an increase in the number of units sold of AcnEase.

Gross Profit

Gross profit increased to $493,743 for the fiscal year ended November 30, 2005 compared to $433,159 for the fiscal year ended November 30, 2004, or $60,584, with gross margin increasing slightly to 57.0% in the current period from 56.8% for the prior period.

Operating Expenses

Total operating expenses decreased to $554,104 for the fiscal year ended November 30, 2005, from $591,187 for the fiscal year ended November 30, 2004, or $37,083, principally attributable to decreases in marketing and promotion expenses of $48,787 and in product development expenses of $57,776, offset by an increase of $44,905 in commission, fulfillment and office expenses related to increased sales and business activities in the UK.

Other Income (Expense)

Interest expense increased to $41,687 from $22,884 for the fiscal year ended November 30, 2005 as compared with the fiscal year ended November 30, 2004, or $18,794, due principally to an increase in interest rates payable and in the level of credit card debt outstanding.

Seasonality

There are no seasonality factors that affect the Company.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors, and the Company does not have any non-consolidated special purpose entities.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2006, we had a cash balance of $5,129 and a negative cash flow from operations of $18,422 for the six month period then ended. We have been operating at a loss since inception and have been funding these losses in a number of ways, including lines of credit, credit card debt, advances from stockholders and entering into subscription agreements with “friends and family” for investment funds. While we are actively seeking a substantial amount of equity or debt financing, we have received no commitments for such financing. We believe that our working capital at May 31, 2006, with additional anticipated financing to be again obtained from one or more of the sources described above, will be sufficient for the next twelve-month period to meet our working capital needs.

The Company has total liabilities and contractual obligations of $587,764 as of May 31, 2006. These contractual obligations, along with the dates on which such payments are due, are described below:

	Contractual Obligations
	(as of May 31, 2006)
	Total	1 Year or Less	More Than 1 Year

Accounts Payable and Accrued
Expenses	$134,003	$134,003	$--
Credit Cards payable	125,049	125,049	--
Lines of Credit Payable	179,818	179,818	--
Due to Stockholders	167,157	167,157	--
Other	16,737	15,754	983
Total Contractual Obligations	$622,764	$621,781	$983

Below is a discussion of our sources and uses of funds for the six months ended May 31, 2006 and 2005.

Net Cash Used In Operating Activities

Net cash used in operating activities was $18,442 and $46,591 in the six months ended May 31, 2006 and 2005, respectively. The use of cash in operating activities for the six months ended May 31, 2006 was principally the result of a net loss of $140,942, partially offset by a decrease in accounts receivable of $18,184 and an increase in accounts payable and accrued expenses of $97,151. The use of cash in operating activities for the six months ended May 31, 2005 was principally the result of a net loss of $36,329 and a decrease in accounts payable of $26,888, partially offset by a decrease in inventory of $16,100,

Net Cash Used In Investing Activities

During the six months ended May 31, 2006 and 2005, we used $6,640 and $1,763, respectively, for the acquisition of other assets, and $686 and $3.933, respectively, for the acquisition of property and equipment.

Net Cash Provided By Financing Activities

Net cash provided by financing activities for the six months ended May 31, 2006 amounted to $30,695, principally attributable to an increase of $17,714 in amount due to stockholders and an increase of $13,000 other loans. Net cash provided by financing activities for the six months ended May 31, 2005 amounted to $56,065, principally attributable to an increase of $28,520 in amount due to stockholders and an increase of $19,053 in credit card debt payable.

RISK FACTORS

Our business and results of operations are subject to numerous risks, uncertainties and other factors that you should be aware of, some of which are described below and in the section entitled “Cautionary Statement Concerning Forward-Looking Statements.” The risks, uncertainties and other factors described below are not the only ones facing our company. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair our business operations. Any of the risks, uncertainties and other factors could have a materially adverse effect on our business, financial condition or results of operations and could cause the trading price of our common stock to decline substantially.

Risks Relating to Our Company

We have a history of losses, and will incur additional losses.

We are a development stage company with a limited history of operations, and do not expect to significantly increase ongoing revenues from operation in the immediately foreseeable future. To date, we have not been profitable. We had net losses of $140,942 during the six months ended May 31, 2006. Our losses have resulted principally from costs incurred in product development, including product testing, selection and from general and administrative costs associated with our operations. While we seek to attain profitability, we cannot be sure that we will ever achieve product and other revenue sufficient for us to attain this objective.

With the exception of AcnEase® , our product candidates are in research or various stages of development. For some of these products we will want to conduct additional research, development and clinical trials in order to improve our ability to advertise and differentiate these products from others in the market place. We cannot be sure that we will successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future.

We need additional capital, which may not be available to us.

We have expended and will continue to expend substantial funds in the research, development, marketing and clinical testing of our herbaceutical supplements. Following the merger we will require funds in excess of our existing cash resources to fund operating deficits, develop new products, purchase additional rights to existing products, establish and expand our manufacturing capabilities, and finance general and administrative and research activities. In particular, we will need additional capital to:

•	acquire intellectual property rights relating to AcnEase® and other products;

•	conduct clinical trials and fund marketing and new product launches;

•	establish U.S. manufacturing capabilities; and

•	fund general working capital requirements if we continue to experience deficits.

Due to market conditions at the time we may need additional funding, or due to our own financial condition at that time, it is possible that we will be unable to obtain additional funding as and when we need it. Even if we are able to obtain capital, it may be on unfavorable terms or terms that excessively dilute existing shareholders or otherwise negatively affect the interests of existing shareholders. If we are unable to obtain additional funding as and when needed, we could be forced to delay our development, marketing and expansion efforts and, if we continue to experience losses, potentially cease operations.

We may not be able to obtain or sustain market acceptance for our services and products.

Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect our financial condition and operating results. Moreover, we cannot be sure that we will successfully complete the development and introduction of new products or product enhancements or that any new products developed will achieve acceptance in the marketplace. We may also fail to develop and deploy new products and product enhancements on a timely basis. AcnEase® is currently our only product providing revenues.

Government regulation of the processing, formulation, packaging, labeling and advertising of our products can impact our ability to market products.

Under the Dietary Supplement Health and Education Act of 1994, companies that manufacture and distribute dietary supplements are limited in the statements that they are permitted to make about nutritional support on the product label without FDA approval. In addition, a manufacturer of a dietary supplement must have substantiation for any such statement made and must not claim to diagnose, mitigate, treat, cure or prevent a specific disease or class of disease. The product label must also contain a prominent disclaimer. These restrictions may restrict our flexibility in marketing our product.

The FDA has proposed GMPs (Good Manufacturing Practices) specifically for dietary supplements. These new GMPs, when finalized, will be more detailed than the GMPs that currently apply to dietary supplements and may, among other things, require dietary supplements to be prepared, packaged and held in compliance with certain rules (including quality control provisions) similar to the GMPs applicable to drugs. There can be no assurance that, if the FDA adopts GMPs for dietary supplements, we and/or our suppliers will be able to comply with the new rules without incurring substantial expenses that might have a material adverse effect on our consolidated financial position or results of operations. As a formulator, distributor and marketer of dietary supplements, we are subject to the risk that one or more of the ingredients in our product may become subject to regulatory action in the future.

The processing, formulizing, packaging, labeling and advertising of such products, however, are subject to regulation by one or more federal agencies including the FDA, the Federal Trade Commission, the Consumer Products Safety Commission, the Department of Agriculture and the Environmental Protection Agency. Our activities also are subject to regulation by various agencies of the states and localities in which our products are sold. Among other things, such regulation puts a burden on our ability to bring products to market. Any changes in the current regulatory environment could impose requirements that would make bringing new products to market more expensive or restrict the ways we can market our products. In addition, the adoption of new regulations or changes in the interpretation of existing regulation may result in significant compliance costs or discontinuation of product sales and may adversely affect our revenue. The FDA may implement additional regulations with which we would have to comply, which would increase expenses.

No governmental agency or other third party makes a determination as to whether our products qualify as dietary supplements or not. We make this determination based on the ingredients contained in the products and the claims we make for the products and if our determination is denied by any regulatory authority we could face significant penalties that may require us to shut down our operations.

We face substantial competition.

The dietary supplement industry is growing rapidly and is highly competitive. Competition for the sale of nutritional products comes from many sources, including specialty retailers, supermarkets, large chain discount retailers, drug store chains and independent drug stores, health food stores, on-line merchants, mail order companies and a variety of other participants in the market for nutritional products. Some of our more prominent competitors include General Nutrition Centers, Inc., NBTY, Inc., Invite Health, Vitamin World and Vitamin Shoppe. We compete regularly with companies selling nationally advertised brand name products and with companies that may have more expanded product lines with much larger volume of sales. This competition could have a material adverse effect on our business, results of operations and financial condition since these companies have greater financial and other resources available to them and may possess manufacturing, distribution and marketing capabilities far greater than our own.

Certain existing products may become more mainstream and thereby increase competition for those products as more participants enter the market. We may not be able to compete effectively and our attempt to do so may require us to reduce our prices, which may result in lower margins. Failure to compete effectively could adversely affect our market share, revenues and growth prospects.

Our competitive position will be affected by the continued acceptance of our products, our ability to attract and retain qualified personnel, future governmental regulations affecting nutritional products, and publication of product safety studies by the media, government and authoritative health and medical authorities.

We currently have no manufacturing capabilities and we are dependent upon other companies to manufacture our products.

We currently have no manufacturing facilities. We are dependent upon relationships with independent manufacturers to fulfill our product needs. We use several manufacturers for various parts of the manufacturing processes for our products. We believe these are small privately held firms.

Because the manufacturing processes, which our contract manufacturers perform, are fairly standard in the industry, we believe that there are a large number of manufacturers who could provide us with these services if our current contract manufacturers are unavailable for any reason or seek to impose unfavorable terms. Our ability to market and sell our products requires that such products be manufactured in commercial quantities and in compliance with applicable federal and state regulatory requirements. In addition, we must be able to manufacture our products at a cost that permits us to charge a price acceptable to the customer while also accommodating distribution costs and third-party sales compensation. Competitors who do own their own manufacturing may have an advantage over us with respect to pricing, availability of product and in other areas through their control of the manufacturing process.

We are dependent on key management and the loss of their services could have a material adverse impact on us.

We have relied extensively on the services of Drs. Agnes P. Olszewski and James P. Gilligan, our co-founders. Drs. Olszewski and Gilligan play key roles in our management and the loss of their services would materially and adversely affect us and our prospects. Until we raise substantial financing, neither of these key individuals will spend full-time working for us. Under her employment agreement, Dr. Olszewski is not required to do so until we have raised $1,250,000, and under his consulting/employment agreement, Dr. Gilligan is not required to do so until six months after we have raised $2,500,000 in financing. There is no assurance that we will be able to raise such amounts and without such financing and the full-time employment of these key executives we will in all likelihood not be able to further develop our business and will likely continue to experience losses. The loss of services of any of these persons could delay or reduce our product development and commercialization efforts and harm our ability to compete effectively.

We may be subject to product liability claims and may not have adequate insurance to cover such claims.

Like other retailers, distributors and manufacturers of products that are designed to be ingested, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We intend to obtain general liability coverage of $3 to $5 million that will include product liability coverage. Because our policies will be purchased on a year-to-year basis, industry conditions or our own claims experience could make it difficult for us to secure the necessary insurance at a reasonable cost. In addition, we may not be able to secure insurance that will be adequate to cover liabilities. We generally do not obtain contractual indemnification from parties supplying raw materials or marketing our products. In any event, any such indemnification is limited by its terms and, as a practical matter, to the creditworthiness of the other party. In the event that we do not have adequate insurance or contractual indemnification, liabilities relating to defective products could require us to pay the injured parties’ damages which are significant compared to our net worth or revenues.

We may be adversely affected by unfavorable publicity relating to our product or similar products manufactured by our competitors.

We believe that the dietary supplement market is affected by national media attention regarding the consumption of these products. Future scientific research or publicity may be unfavorable to the dietary and nutritional supplement market generally or to any particular product and may be inconsistent with earlier favorable research or publicity. Adverse publicity associated with illness or other adverse effects resulting from the consumption of products distributed by other companies that are similar to our products could reduce consumer demand for our products and consequently our revenues. This may occur even if the publicity does not relate to our products. Adverse publicity directly concerning our products could be expected to have an immediate negative effect on the market for that product.

We depend on trade secrets to protect our proprietary technology, which may be inadequate to protect our position.

Our long-term success will substantially depend upon protecting our technology from infringement, misappropriation, discovery and duplication. We expect that we will apply for patent protection with respect to some of our products. Since we do not currently have patents on our products, a competitor could replicate our products. Any patents that we might obtain may not provide meaningful protection or significant competitive advantages over competing products, due to the complexity of the legal and scientific issues involved in patent defense and litigation. For these reasons we have elected to protect our current products through trade secrets.

Because of the complexity of the legal and scientific issues involved in patent prosecutions, we cannot be sure that any future patent applications for new products will be granted. Nor can we be sure that any patent rights that we do obtain will provide meaningful protection against others duplicating our products because of the complexity of the legal and scientific issues that could arise in litigation over these issues. Furthermore, patent applications are maintained in secrecy in the United States until the patents are approved, and in most foreign countries for a period of time following the date from which priority is claimed. A third party’s pending patent applications may cover any technology that we currently are developing. Additionally, if we must resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk to our proprietary rights if we are unsuccessful in, or cannot afford to pursue, such proceedings.

We rely at present completely on trade secrets and contract law to protect our proprietary technology. There can be no assurance that any such contract will not be breached, or that if breached, it will have adequate remedies. Currently, all of our products are protected by trade secrets held by third parties. We rely on such third parties to adequately protect such trade secrets. There can be no assurance that these third parties will protect and continue to hold the trade secrets relating to our products. Furthermore, there can be no assurance that any of these trade secrets will not become known or independently discovered by third parties.

There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. In addition, we may be required to obtain licenses to patents or other proprietary rights from third parties. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on acceptable terms, if at all. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed.

We have limited the liability of our directors and officers for breaches of the duty of care.

Our articles of incorporation limit the liability of our directors for monetary damages for breaches of directors’ fiduciary duty of care. This provision may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit our shareholders and us. In addition, our articles of incorporation provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for us.

Our results of operations may be affected by changing market prices and requirements for dietary supplements.

Our results of operations may be affected by changing resale prices or market requirements for dietary supplements, some of which are priced on a commodity basis. The sale price, and market demand for, these materials can be volatile due to numerous factors beyond our control, which may cause significant variability in its period-to-period results of operations.

Our results of operations will fluctuate.

Our revenues and results of operations will vary from quarter to quarter in the future. A number of factors, many of which are outside of our control, may cause variations in our results of operations, including:

·	demand and price for our products;
·	the timing and recognition of product sales;
·	unexpected delays in developing and introducing products;
·	unexpected delays in manufacturing our products;
·	increased expenses, whether related to marketing, product development or administration or otherwise;
·	insufficient demand in the marketplace could cause our distributors to return product;
·	the mix of revenues derived from products;
·	the hiring, retention and utilization of personnel; and
·	general economic factors.

We may not succeed in our acquisition of additional products.

As part of our growth strategy, we intend to acquire and develop additional product candidates or approved products. The success of this strategy depends upon our ability to identify, select and acquire bioherbaceutical products that meet the criteria we have established. Any product candidate we acquire or license may require additional research and development efforts prior to commercial sale, including extensive pre-clinical and/or clinical testing. All product candidates are prone to the risks of failure inherent in product development, including the possibility that the product candidate will not be safe, non-toxic and effective. In addition, we cannot assure that any approved products that we develop, acquire or license will be manufactured or produced economically; successfully commercialized; widely accepted in the marketplace or that we will be able to recover our significant expenditures in connection with the development, acquisition or license of such products. In addition, proposing, negotiating and implementing an economically viable acquisition or license is a lengthy and complex process. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us for the acquisition or license of product candidates and approved products. We may not be able to acquire the rights to additional product candidates and approved products on terms that we find acceptable, or at all. In addition, if we acquire or license product candidates from third parties, we will be dependent on third parties to supply such products to us for sale. We could be materially adversely affected by the failure or inability of such suppliers to meet performance, reliability and quality standards.

Other companies may claim that we infringed upon their proprietary rights.

We do not believe that our products or processes violate third-party intellectual property rights. Nevertheless, there is no guarantee that such rights are not being, and will not be, violated. If any of the products or processes are found to violate third-party intellectual property rights, we may be required to re-engineer or cause to be re-engineered one or more of those products or processes or seek to obtain licenses from third parties to continue offering its products or processes without substantial re-engineering, and such efforts may not be successful.

Our non-U.S. sales present special risks.

A subcontractor in London handles fulfillment and coordinates market development for our products in the U.K. and continental Europe. We anticipate that sales outside the U.S. will continue to account for a significant percentage of our product sales and we intend to continue to expand our presence in international markets. Non-U.S. sales are subject to a number of special risks. For example:

•	sales agreements may be difficult to enforce;
•	receivables may be difficult to collect through a foreign country’s legal system;
•	foreign countries may impose additional withholding taxes or otherwise tax foreign income, impose tariffs or adopt other restrictions on foreign trade;
•	intellectual property rights may be more difficult to enforce in foreign countries;
•	terrorist activity or the outbreak of a pandemic disease may interrupt distribution channels or adversely impact customers or employees; and
•	regulations may change relating to dietary supplements that may negatively impact the ability to market products in those geographical regions.

Any of these events could harm our operations or operating results.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission regulations, are creating uncertainty for public companies. Our management team will be required to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which may lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

It is possible that there are claims of which we are unaware that may come to light in the future and cost us considerable time, effort and expense to resolve.

It is possible that a claim, whether colorable or not, may be asserted against us in the future with respect to matters arising prior to the merger. There can be no assurance given that some person will not devise a claim and attempt to assert it against us in the hopes of obtaining some monetary benefit. To resolve such a claim, including payment, may cost us considerable time, effort and expense. Any of these may impair management’s implementation of the business plan with the consequence of a loss of opportunity.

Risks Related to Our Common Stock

Because our common stock is traded on the OTC Bulletin Board, your ability to sell your shares in the secondary trading market may be limited.

Our common stock currently is traded on the over-the-counter market on the OTC Bulletin Board. Consequently, the liquidity of our common stock is limited, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of us. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was traded on a national securities exchange, such as The New York Stock Exchange or The Nasdaq Stock Market, LLC.

Our common stock may be removed from the OTC Bulletin Board, which would likely cause the trading price of our common stock to decline and affect our ability to raise capital in the future.

On April 5, 2006, we received notice from the OTC Bulletin Board that unless we cured our delinquency in filing the Annual Report on Form 10-K for the year ended December 31, 2005 prior to the expiration of the grace period (May 5, 2006), our common stock would be removed from the OTC Bulletin Board effective May 9, 2006. We have cured this delinquency with the filing of our Annual Report on Form 10-K filed on May 1, 2006. However, under applicable NASD Rules, if we are delinquent in our reporting obligations three times in a 24-month period and/or are actually removed from the OTC Bulletin Board for failure to file two times in a 24-month period, in each case, we would be ineligible for quotation on the OTC Bulletin Board for a period of one year. To date, we have been delinquent one time in the past 24-month period. Should quotation of our common stock on the OTC Bulletin Board or a similar facility cease for any reason, the liquidity of our common stock and our ability to raise equity capital would likely decrease.

Because our shares are “penny stocks,” you may have difficulty selling them in the secondary trading market.

Federal regulations under the Exchange Act regulate the trading of so-called “penny stocks,” which are generally defined as any security not listed on a national securities exchange, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our common stock currently trades on the OTC Bulletin Board at less than $5.00 per share, our common stock is a “penny stock” and may not be traded unless a disclosure schedule explaining the penny stock market and the risks associated therewith is delivered to a potential purchaser prior to any trade.

In addition, because our common stock is not listed on any national securities exchange and currently trades at less than $5.00 per share, trading in our common stock is subject to Rule 15g-9 under the Exchange Act. Under this rule, broker-dealers must take certain steps prior to selling a “penny stock,” which steps include:

•	obtaining financial and investment information from the investor;
•	obtaining a written suitability questionnaire and purchase agreement signed by the investor; and
•	providing the investor a written identification of the shares being offered and the quantity of the shares.

If these penny stock rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these comprehensive rules will make it more difficult for broker-dealers to sell our common stock and our shareholders, therefore, may have difficulty in selling their shares in the secondary trading market.

Our stock price has been and may continue to be volatile and an investment in our common stock could suffer a decline in value.

Trading of our common stock has been sporadic, and the trading volume has generally been low. Even a small trading volume on a particular day or over a few days may affect the market price of our common stock. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

•	announcements of research activities and technology innovations or new products by us or our competitors;
•	changes in market valuation of companies in our industry generally;
•	variations in operating results;
•	changes in governmental regulations;
•	results of research studies of our products or our competitors’ products;
•	regulatory action or inaction on our products or our competitors’ products;
•	changes in our financial estimates by securities analysts;
•	general market conditions for companies in our industry;
•	broad market fluctuations; and
•	economic conditions in the United States or abroad.

Our directors and executive officers own a significant number of shares of our common stock to control our company, which could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Certain of our directors and our current executive officer own or control approximately 80% of our outstanding voting power. Accordingly, these stockholders, individually and as a group, will able to influence the outcome of stockholder votes, involving votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation and bylaws and the approval of certain mergers or other similar transactions, such as a sale of substantially all of our assets. Such control by existing stockholders could have the effect of delaying, deferring or preventing a change in control of us.

We do not pay cash dividends, so any return on an investment must come from appreciation.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on an investment in our common stock must come from increases in the fair market value and trading price of our common stock.

We may issue additional equity securities that will dilute our stockholders.

We may issue additional equity securities to raise capital and through the exercise of options, warrants and convertible debt that is outstanding or may be outstanding. These additional issuances will have a dilutive effect on our existing stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on the following pages set forth information regarding the beneficial ownership of the common stock by:

•	Our executive officers and directors;

•	All directors and executive officers as a group; and

•	Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of common stock.

The information contained in these tables is as of September 18, 2006, following the merger. At that date, we had 108,567,080 shares of common stock outstanding. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

	Common Stock (1)
Name and Address of Stockholder	Amount and Nature of Beneficial Ownership(2)	Percent of Class (2)

Directors and Officers
Dr. Agnes P. Olszewski Herborium Group, Inc. 3 Oak Street Teaneck, New Jersey 07666	44,811,063(3)	41.3%
Dr. James P. Gilligan 985 Carteret Ave Union, New Jersey 07083	42,992,563(4))	39.6%
Max G. Ansbacher 515 Madison Avenue, 29th Floor New York, NY 10022	434,268	* %

Wayne I. Danson 420 Lexington Avenue, Suite 2739 New York, NY 10170	347,373(5)	* %

All Directors and Officers as a Group	88,585,267	81.7%

* Less than 1 percent
(1)	The holders of common stock are entitled to one vote per share.
(2)
The number of shares of common stock and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into common stock at the option of the holder currently or within 60 days of September 18, 2006.

(3)	Includes 515,693 shares of common stock held by Dr. Olszewksi’s son who resides in the same household.
(4)	Includes 434,268 shares of common stock held by Dr. Gilligan’s son who resides in the same household.
(5)	Mr. Danson’s shares were received as a distribution on his ACT common stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names of our directors and executive officers, their ages and the positions they currently hold. Each such person became an officer and/or director of the company immediately after the closing of the merger. The positions that Drs. Olszewski and Gilligan held with Herborium prior to the merger are described in the biographical information set forth below.

Name	Age	Position

Dr. Agnes P. Olszewski	49	President, Chief Executive Officer, Chief Financial Officer and Director

Dr. James P. Gilligan	54	Consultant and Director

Max G. Ansbacher	70	Director

Wayne I. Danson	53	Director

Dr. Agnes Olszewski. Dr. Olszewski is a co-founder of Herborium, Inc. and has served as co-Chief Executive Officer and President Business Development and director of Herborium, Inc. since its inception in 2000. She was appointed as our Chief Executive Officer, Acting Chief Financial Officer and director concurrently with the closing of the merger. In addition, concurrently with the closing of the merger, she was appointed director of our subsidiary Herborium. Until such time as we receive a minimum of $1,250,000 of financing, Dr. Olszewski will not devote her full time to our company, and will continue to engage in her activities as a professor. Dr. Olszewski has over 20 years experience in business strategy, strategic marketing management and international business. She holds M.A. in Consumer Psychology and Ph.D. degrees from Warsaw University, Poland, and an M.B.A. degree from Fordham University, New York City. Dr. Olszewski has been a consultant and a team leader on strategic management and competitive marketing strategies for leading American corporations, as well as foreign companies and institutions. In her capacity as an international consultant, she had lead multicultural negotiations and managed diverse teams of professionals. She has also been responsible for developing and implementing business and marketing strategies in the United States and foreign markets. After the collapse of communism in Central Europe, Dr. Olszewski formed A&T Global Marketing Inc., one of the first consulting firms in the U.S. focusing on the transfer of western management and financial know-how into transitional economies. A&T Global Marketing was also involved in advising American corporations on entry strategies into the emerging markets of Europe and Asia. Dr. Olszewski has successfully led the efforts to form Joint Ventures in Poland, China and France. She was President and Chief Executive Officer of G.O. International, Inc., which she co-founded with Dr. James P. Gilligan, a consulting firm specializing in business strategies for pharmaceutical industry and global technology transfer. G.O. International merged with Herborium, Inc. in June 2002.

Dr. James P. Gilligan. Dr. Gilligan is a co-founder of Herborium, Inc. and has served co-Chief Executive Officer and President Product Development and director of Herborium, Inc. since its inception in 2000. He was appointed as our director and as a director of our subsidiary Herborium concurrently with the closing of the merger. He is currently providing consulting services to us and has agreed to serve on a full-time basis as our President and Chief Operating Officer within six months after we receive a minimum of $2,500,000 of financing. He has over 25 years experience in the pharmaceutical and biotechnology industry. He received his Ph.D. in Pharmacology and Toxicology from the University of Connecticut, during which time he completed a special research fellowship at the Cleveland Clinic Atherosclerosis Research Unit. He performed his post-doctoral training at the Roche Institute of Molecular Biology. Dr. Gilligan is author or co-author of 15 U.S. patents, as well as multiple PCT patents and the author of numerous scientific publications. He also received a M.S. in International Business from Seton Hall University. Dr. Gilligan is Vice President of Product Development at Unigene Laboratories Inc. Fairfield, NJ, a biopharmaceutical company. He was a founding member of Unigene in 1981 and participated in the design of its R&D facility in 1983 and the cGMP biotechnology manufacturing facility in 1993. His responsibilities have included coordination of all U.S. and international pre-clinical research, toxicology, and regulatory filings as well as design and management of clinical studies.

Max G. Ansbacher. Mr. Ansbacher was appointed as our director and as a director of our subsidiary Herborium concurrently with the closing of the merger. He is the principal of Ansbacher Investment Management, a management firm concentrating in sophisticated options strategies. The firm currently manages over $158 million. Prior to founding his firm, Mr. Ansbacher managed options accounts for the investment banking firm Bear Stearns. He is the author of three books on investing and his book The New Options Market is one of the all-time best selling books on exchange traded options. Mr. Ansbacher is a graduate of Phillips Exeter Academy, the University of Vermont and Yale law school. He also holds an advanced degree in tax law from New York University, and is a member of the bar in New York, Vermont and the District of Columbia.

Wayne I. Danson.  Mr. Danson was appointed as our director and as a director of our subsidiary Herborium concurrently with the closing of the merger. Prior to the merger, Mr. Danson served as Chief Executive Officer and as a director of LW. Mr. Danson has served as the Chief Financial Officer of Advanced Communications Technologies, Inc. since December 1, 1999 and was appointed a director on January 3, 2000, President on April 30, 2002 and Chief Executive Officer on June 7, 2005. Mr. Danson is the Managing Director and Founder of Danson Partners, LLC, a financial advisory firm specializing in middle market companies in the real estate and technology industries. Prior to forming Danson Partners, LLC in May 1999, Mr. Danson was Managing Director of PricewaterhouseCoopers LLP's Real Estate Capital Markets Group. Prior to rejoining PricewaterhouseCoopers in 1996, Mr. Danson was a Managing Tax Partner with Kenneth Leventhal & Company in New York and Washington D.C., where he was also Kenneth Leventhal's National Director of its International and Debt Restructure Tax Practices. Prior to his involvement with Kenneth Leventhal in 1988, Mr. Danson was a Managing Director with Wolper Ross & Co., Ltd. in New York, a closely-held financial services company specializing in financial tax, pension consulting, designing financial instruments and providing venture capital and investment banking services. Mr. Danson graduated with honors from Bernard M. Baruch College with a B.B.A. in Accounting and an M.B.A. in Taxation. He is a certified public accountant and a member of the AICPA and the New York State Society of CPAs.

Concurrently with the closing of the merger, the sole director of PMIC, John E. Donahue, resigned from the Board of Directors, and Martin Nielson and Anthony Lee resigned their respective positions as PMIC’s Chief Executive Officer and Chief Financial Officer. Upon the closing of the merger, in accordance with the plans of reorganization of PMIC and LW, Dr. Agnes P. Olszewski, Dr. James P. Gilligan, Wayne I. Danson and Max G. Ansbacher became members of our Board of Directors.

We intend to obtain an additional board member who is “independent” as determined in accordance with the applicable requirements of The Nasdaq Stock Market LLC and other applicable rules and regulations of the Securities and Exchange Commission. Although we are in discussions with prospective candidates, no candidate has been selected at this time. All directors will hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors.

Family Relationships

There are no family relationships among our directors, executive officers or persons nominated or chosen to become our directors or executive officers.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person has been involved in any legal proceeding during the past five years that is required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Board Committees

We do not have an Audit Committee, and therefore we do not have an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. The Board of Directors believes that it is not necessary to have a standing audit committees at this time because the functions of such committee are adequately performed by the entire board.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by PMIC to its Chief Executive Officer, Martin Nielson, during each of PMIC’s last three fiscal years ended December 31, 2003, 2004 and 2005. Mr. Nielson resigned as President of PMIC on July 19, 2006 and resigned as Chief Executive Officer effective on September 18, 2006. At the end of PMIC’s last completed fiscal year, PMIC did not have any executive officer whose total annual salary and bonus exceeded $100,000.

The following also table sets forth the compensation Herborium paid to Drs. Agnes P. Olszewski and James P. Gilligan, its co-Chief Executive Officers and Presidents, during Herborium’s last three fiscal years ended November 30, 2003, 2004 and 2005. Dr. Olszewski became our Chief Executive Officer and Acting Chief Financial Officer on September 18, 2006, following the merger. On that date, Dr. Gilligan entered into a consulting agreement with us. At the end of Herborium’s last completed fiscal year, Herborium did not have any executive officer whose total annual salary and bonus exceeded $100,000.

Summary Compensation Table

Annual Compensation

	Fiscal			Other Annual
Name and Principal Position	Year	Salary	Bonus	Compensation(1)

Martin Nielson Former Chief Executive of PMIC	2005 2004 2003	$41,250 $0 $0	—	—
Dr. Agnes P. Olszewski Chief Executive Officer and Acting Chief Financial Officer; ( Former co-CEO/President of Herborium	2005 2004 2003	$0 $0 $0	—	—
Dr. James P. Gilligan Consultant Former co-CEO/President of Herborium	2005 2004 2003	$0 $0 $0	—	—

 (1) None of our executive officers received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

Option Grants in Last Fiscal Year

No options were granted to any of the individuals named in the Summary Compensation Table during fiscal year 2005.

Aggregated Option Exercises in Fiscal 2005 and FY-End Option Values

None of the individuals named in the Summary Compensation Table held any options to purchase our common stock or the common stock of Herborium, Inc. as of November 30, 2005.

Long Term Incentive Plans

We have no long-term incentive plans for our executive officers.

 Equity Compensation Plan Information

Following the consummation of the merger, we had no equity compensation plans under which equity securities are authorized for issuance.

Director Compensation

Our directors do not receive any cash compensation for their service on the Board of Directors. Our directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board of Directors.

Employment Agreements

Agreement with Dr. Agnes P. Olszewski

On September 18, 2006 we entered into an employment agreement with Dr. Olszewski who will serve as President, Chief Executive Officer and Acting Chief Financial Officer until such time as we hire a controller or Chief Financial Officer. Dr. Olszewski will have the position of Chairman of the Board of Directors. The employment agreement will provide for an initial four-year term of employment, with an addition twelve-month extension at Dr. Olszewski’s option. Under the agreement, Dr. Olszewski is not required to work full-time until such time as we have received debt or equity financing in an aggregate of amount of $1,250,000.00 or more. Until we obtain such amount of financing, Dr. Olszewski will receive 75% of her base salary. Her annual base salary is $200,000 with a bonus equal to (i) for the first three years, 5% of EBITDA (as defined in the agreement) and (ii) thereafter 5% of Net Income before bonus (as defined in the agreement). She will be eligible for an additional bonus ranging from $75,000 to $200,000 in the event that our Pre-Tax Income for a fiscal year exceeds that of the prior fiscal year by 150% or more. Under the employment agreement,. Dr. Olszewski will be an eligible participant under one or more stock option plans adopted by us. Dr. Olszewski will be subject to non-competition provisions during the term of the agreement or until September 30, 2012 in the event that she extends the agreement for the additional twelve month period. Dr. Olszewski’s employment may be terminated in the event of extended disability or incapacity or a “For Cause Event” as defined in the agreement. Dr. Olszewski may terminate her employment voluntarily with 180 days prior written notice, upon our material breach of the agreement with 10 days prior written notice and upon a “Change of Control” as defined in the agreement upon 90 days prior written notice. In the event of her termination, Dr. Olszewski or her beneficiary, as the case may be, will have the right to receive all accrued but unpaid base salary. In the event of her death, her termination based on a material breach by us or our termination of her for any reason other than a For Cause Event, she will be entitled to receive $600,000. In the event of her termination for or after a Change of Control, she will be entitled to receive an amount equal to the product of her base salary multiplied by 2.99. After (i) the expiration of the term (including an extension of one year by Dr. Olszewski) or (ii) her voluntary termination of the employment agreement, Dr. Olszewski may, at her or our option in the case of clause (i) or at our option in the case of clause (ii), act as a consultant to us for one year and receive compensation equal to 50% of her base salary.

Agreement with Dr. James P. Gilligan

On September 18, 2006 we entered into a consulting and employment agreement with Dr. Gilligan who will serve as co-President and Chief Operating Officer. The agreement provides for an initial term of employment expiring on September 20, 2011, with an addition twelve-month extension at Dr. Gilligan’s option. Under the agreement, Dr. Gilligan’s employment will not commence until six months after we have received debt or equity financing in the aggregate amount of $2,500,000.00, and until such date, Dr. Gilligan will serve as a consultant to us at an hourly rate of $120.00 per hour and will be permitted to continue his full-time employment elsewhere. Upon his full-time employment, his annual base salary will be $200,000 with a bonus equal to (i) for the first three years, 5% of EBITDA (as defined in the agreement) and (ii) thereafter 5% of Net Income before bonus (as defined in the agreement. He will be eligible for an additional bonus ranging from $75,000 to $200,000 in the event that our Pre-Tax Income for a fiscal year exceeds that of the prior fiscal year by 150% or more. Under the employment agreement, Dr. Gilligan will be an eligible participant under one or more stock option plans adopted by us. Dr. Gilligan will be subject to non-competition provisions during the term of the agreement or until September 30, 2012 in the event that he extends the agreement for the additional twelve-month period. Dr. Gilligan’s employment may be terminated in the event of extended disability or incapacity or a “For Cause Event” as defined in the agreement. Dr. Gilligan may terminate his employment voluntarily with 180 days prior written notice, upon our material breach of the agreement with 10 days prior written notice and upon a “Change of Control” as defined in the agreement upon 90 days prior written notice. In the event of his termination, Dr. Gilligan or his beneficiary, as the case may be, will have the right to receive all accrued but unpaid base salary. In the event of his death, his termination based on a material breach by us or our termination of him for any reason other than a For Cause Event, he will be entitled to receive $600,000. In the event that his employment is terminated for or after a Change of Control, he will be entitled to receive an amount equal to the product of his base salary multiplied by 2.99. After (i) the expiration of the term (including an extension of one year by Dr. Gilligan) or (ii) his voluntary termination of the employment agreement, Dr. Gilligan may, at his or our option in the case of clause (i) or at our option in the case of clause (ii), act as a consultant to us for one year and receive compensation equal to 50% of his base salary.

 Compensation Committee Interlocks and Insider Participation

We do not currently have a Compensation Committee. Instead the entire Board of Directors makes executive officer compensation decisions. Prior to the merger, Herborium, Inc. had no compensation committee. See Certain Relationships and Related Transactions below for more information about related party transactions involving Drs. Olszewski and Gilligan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financing of Herborium’s operations prior to the merger were provided by equity investments and loans from our founders, Drs. Olszewski and Gilligan, of approximately $380,000, funding from friends and family of approximately $125,500, a revolving credit facility and cash generated by our gross profit from sales.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which we are party.

DESCRIPTION OF SECURITIES

Our total authorized capital stock consists of 500,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001 per share. After the closing of the reverse merger, 108,567,080 shares of common stock were to be issued and outstanding. Prior to the closing of the reverse merger, all outstanding shares of the 4% Series A Convertible Preferred Stock of the Company were converted to 800,000 shares of our common stock. In conjunction with the merger, we eliminated the designation of the 4% Series A Redeemable Convertible Preferred Stock from our articles of incorporation as no shares of such series of preferred stock were issued and outstanding.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Articles of Incorporation and By-laws, and by the provisions of applicable Nevada law.

Common Stock

Holders of our common stock are entitled to one vote for each share owned for all matters to be voted on by the stockholders. Holders of the common stock are entitled to receive dividends as may be declared from time to time by the Board of Directors, and in the event of any liquidation, dissolution, or winding up of the affairs of the Company, are entitled to receive a pro rata share of any assets of the corporation legally available for distribution after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. There are no redemption or sinking fund provisions applicable to our common stock. The rights of the holders of our common stock are subject to any rights that may be fixed for the holders of preferred stock, if and when any preferred stock is issued. Our common stock currently outstanding is validly issued, fully paid and nonassessable.

Preferred Stock

Our Articles of Incorporation authorize the issuance of shares of preferred stock in one or more series. Our Board of Directors has the authority, without any vote or action by the stockholders, to create one or more series of preferred stock up to the limit of our authorized but unissued shares of preferred stock and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the Board of Directors pursuant to a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

The provisions of a particular series of authorized preferred stock, as designated by the Board of Directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on our ability to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock. In the event of our dissolution, liquidation or winding up, the holders of the preferred stock will receive, in priority over the holders of common stock, a liquidation preference established by the Board of Directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of our liquidation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is presently traded on the Over-the-Counter Bulletin Board under the symbol PMICQ.OB. The following table shows the high and low sale prices for 2004, 2005 and the first and second quarter of 2006 in dollars per share as reported by the OTC Bulletin Board. These prices may not be the prices that you would sell or would pay to purchase a share of our common stock during the periods shown.

	High	Low

Fiscal Year Ended December 31, 2005
First Quarter	$0.15	$0.05
Second Quarter	0.07	0.02
Third Quarter	0.06	0.03
Fourth Quarter	0.03	0.02

High	Low

Fiscal Year Ended December 31, 2004
First Quarter	$0.15	$0.06
Second Quarter	0.07	0.04
Third Quarter	0.10	0.04
Fourth Quarter	0.15	0.04

First Quarter Ended March 31, 2006	$0.03	$0.02
Second Quarter Ended June 30, 2006	0.05	0.02
As of September 18, 2006	$0.03	$0.03

The number of holders of record for our common stock immediately after giving effect to the merger was approximately 600.

Dividend Policy

We have not paid and have no plan to pay dividends on our common stock.

RECENT SALES OF UNREGISTERED SECURITIES

In accordance with the PMIC plan of reorganization and in connection with the merger, we will issue 6,580,762 shares of our common stock to the holders of PMIC common stock, including the former holders of PMIC’s 4% Series A Convertible Preferred Stock in exchange for their respective claims as existing shareholders of PMIC. The issuance of these shares of our common stock constituted an offer of securities within the purview of § 1145(a) of the Bankruptcy Code and, therefore, was not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or state or local law. None of the recipients of these shares will be deemed an underwriter as specified in Section 1145(a) of the Bankruptcy Code.

In addition, under the PMIC plan of reorganization and in connection with the merger, we issued 7,454,300 shares of our common stock directly to the stockholders of ACT, partly in exchange for ACT’s claims and partly in exchange for the payment of $50,000 in cash by ACT. Further, 2,250,000 shares of our common stock are being held in escrow: 1,750,000 shares for Mr. Li and Ms. Lee pursuant to terms of a settlement agreement and 500,000 shares for certain unexpired common stock option and warrant grants. The issuance of shares of our common stock to stockholders of ACT constituted an offer of securities within the purview of § 1145(a) of the Bankruptcy Code and was not be subject to the registration requirements of the Securities Act or state or local law. None of the recipients of these shares will be deemed an underwriter as specified in Section 1145(a) of the Bankruptcy Code.

In connection with the merger, we issued 92,282,018 shares of our common stock to the stockholders of Herborium in exchange for all of the issued and outstanding common stock of Herborium. The issuance of these shares was made in reliance upon the exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D, promulgated under the Securities Act, and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Accordingly, such shares are “restricted securities” and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation eliminate the personal liability of directors and officers to us and our stockholders for monetary damages for breach of fiduciary duty as a director or officer. Under our articles of incorporation, we also will indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person is or was a director or officer of the company or is or was serving at the request or with the prior approval of the company as a director or officer of another corporation, against any liability asserted against such person and incurred by such person in any capacity arising out of that person's status as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing, or otherwise, we have been advised that the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Items 1.01 and 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the disclosure made under Items 1.01 and 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As described in more detail under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference, as a result of the merger, a change in control of PMIC has occurred.

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Concurrently with the closing of the merger, the sole director of PMIC, John E. Donahue, resigned from the Board of Directors, and Martin Nielson and Anthony Lee resigned their respective positions as PMIC’s Chief Executive Officer and Chief Financial Officer. Upon the closing of the merger, in accordance with the plans of reorganization of PMIC and LW, Dr. Agnes P. Olszewski, Dr. James P. Gilligan, Wayne I. Danson and Max G. Ansbacher became members of our Board of Directors. Upon the closing of the merger and in accordance with the plans of reorganization of PMIC and LW, Dr. Agnes P. Olszewski became our President, Chief Executive Officer and Acting Chief Financial Officer until a full time Chief Financial Officer or comptroller is appointed, and we entered into a consulting/employment agreement with Dr. James P. Gilligan. Until such time as we obtain financing of a minimum of $1,500,000, Dr. Olszewski will not devote her full time to our company and will continue her activities as a professor. Within six months after we obtain financing of $2,500,000, Dr. Gilligan has agreed to join us as our Co-President and Chief Operating Officer.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading Directors and Executive Officers under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the merger, PMIC amended and restated its Articles of Incorporation. The following summary of the changes to the Articles of Incorporation is qualified in its entirety by reference to the Second Amended and Restated Articles of Incorporation that is filed as Exhibit 3(i) to this Current Report on Form 8-K.

•	PMIC increased its authorized shares of common stock from 25,000,000 to 500,000,000 .
•	PMIC changed its fiscal year end from December 31 to November 30.

•	PMIC changed its name to Herborium Group, Inc.

•	PMIC effected the cancellation of its pre-merger issued and outstanding shares of common stock in exchange for the issuance of new post-merger shares of common stock.

•	PMIC deleted references to its incorporator and the member of its Board of Directors initially named upon its incorporation.

•	PMIC corrected the name of its resident agent in Nevada.

Effective as of the merger, PMIC adopted Amended and Restated Bylaws that update and supersede in their entirety PMIC’s existing Bylaws. The Amended and Restated Bylaws are filed as Exhibit 3(ii) to this Current Report on Form 8-K.

Effective concurrently with the close of the merger, our fiscal year was changed from December 31 to November 30. We will account for the transaction contemplated in the Merger Agreement as a “reverse merger.” Because reverse merger accounting dictates that the historical financial statements of Herborium are now our financial statements, we will not file a transition report. Exhibit 99.1 to this Current Report on Form 8-K includes Herborium’s annual financial statements for the years ended November 30, 2004 and 2005. Our next Annual Report on Form 10-K will cover the complete 12-month period ended November 30, 2006.

Item 5.06 Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Filed as Exhibit 99.1 to this Current Report on Form 8-K are the audited financial statements of Herborium, Inc. for the fiscal years ended November 30, 2004 and 2005.

Filed as Exhibit 99.2 to this Current Report on Form 8-K are the unaudited financial statements of Herborium, Inc. for the six months ended May 31, 2006.

(b) Pro Form Financial Information.

Not applicable.

(c) Press Release

A copy of the press release issued by PMIC announcing the merger is furnished with this Current Report as Exhibit 99.3.

(d) Exhibits.

Exhibit Number	Description
2.1
Fourth Amended Plans of Reorganization for Pacific Magtron International Corp. and LiveWarehouse, Inc. (incorporated by reference to Exhibit 2.1 to Pacific Magtron International Corp.’s Current Report on Form 8-K filed on August 16, 2006).

2.2
Order Approving Fourth Amended Plans of Reorganization for Pacific Magtron International Corp. and LiveWarehouse, Inc. entered August 11, 2006 (incorporated by reference to Exhibit 2.2 to Pacific Magtron International Corp.’s Current Report on Form 8-K filed on August 16, 2006).

2.3	Agreement and Plan of Merger, dated as of September 18, 2006, by and among Pacific Magtron International Corp., LiveWarehouse, Inc. and Herborium, Inc.
3(i)	Second Amended and Restated Articles of Incorporation of Pacific Magtron International Corp.
3(ii)	Amended and Restated Bylaws of Pacific Magtron International Corp.
10.1
Order Approving Settlement Agreement and Mutual Settlement Agreement and Release (incorporated by reference to Exhibit 10.1 to Pacific Magtron International Corp.’s Current Report on Form 8-K filed on August 16,2006).

10.2*	Employment Agreement dated as of September 18, 2006 between Pacific Magtron International Corp. and Dr. Agnes P. Olszewski
10.3*	Employment Agreement dated as of September 18, 2006 between Pacific Magtron International Corp. and Dr. James P. Gilligan
99.1	Audited Financial Statements of Herborium, Inc. for the fiscal years ended November 30, 2004 and 2005
99.2	Unaudited Financial Statements of Herborium, Inc. for the six-month interim period ended May 31, 2006
99.3	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MAGTRON INTERNATIONAL CORP.

Dated: September 22, 2006	By:/s/ Agnes P. Olszewski
Dr. Agnes P. Olszewski
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Fourth Amended Plans of Reorganization for Pacific Magtron International Corp. and LiveWarehouse, Inc. (incorporated by reference to Exhibit 2.1 to Pacific Magtron International Corp.’s Current Report on Form 8-K filed on August 16, 2006).

2.2
Order Approving Fourth Amended Plans of Reorganization for Pacific Magtron International Corp. and LiveWarehouse, Inc. entered August 11, 2006 (incorporated by reference to Exhibit 2.2 to Pacific Magtron International Corp.’s Current Report on Form 8-K filed on August 16, 2006).

2.3	Agreement and Plan of Merger, dated as of September 18, 2006, by and among Pacific Magtron International Corp., LiveWarehouse, Inc. and Herborium, Inc.
3(i)	Second Amended and Restated Articles of Incorporation of Pacific Magtron International Corp.
3(ii)	Amended and Restated Bylaws of Pacific Magtron International Corp.
10.1
Order Approving Settlement Agreement and Mutual Settlement Agreement and Release (incorporated by reference to Exhibit 10.1 to Pacific Magtron International Corp.’s Current Report on Form 8-K filed on August 16,2006).

10.2*	Employment Agreement dated as of September 18, 2006 between Pacific Magtron International Corp. and Dr. Agnes P. Olszewski
10.3*	Employment Agreement dated as of September 18, 2006 between Pacific Magtron International Corp. and Dr. James P. Gilligan
99.1	Audited Financial Statements of Herborium, Inc. for the fiscal years ended November 30, 2004 and 2005
99.2	Unaudited Financial Statements of Herborium, Inc. for the six-month interim period ended May 31, 2006
99.3	Press Release